UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2022

Dune Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39819	85-1617911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 S. Rosemary Avenue, Suite 204 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

(917) 742-1904

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	DUNEU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DUNE	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DUNEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2022, Dune Acquisition Corporation, a Delaware corporation (“Dune”), Dune Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Dune (“Merger Sub”), Dune Merger Sub II, LLC, a Delaware limited liability company and direct, wholly-owned subsidiary of Dune (“Merger Sub II”), Dune Acquisition Holdings LLC (“Sponsor” and, together with Dune, Merger Sub and Merger Sub II, “Plaintiffs”) entered into a Settlement Agreement and Release (the “Settlement Agreement”) with TradeZero Holding Corp., a Delaware corporation (“TradeZero”), Daniel Pipitone, Giovanni Ferrari, John Muscatella, Joshua Choi, Andrew Koslow, John Caruso, and Kosta Corriveau (together with TradeZero, “Defendants”) (each Plaintiff and Defendant individually, a “Party” and collectively, the “Parties”), pursuant to which (i) Dune and TradeZero mutually agreed to terminate the Agreement and Plan of Merger, by and among Dune, Merger Sub, Merger Sub II and TradeZero, dated as of October 12, 2021, as amended by that certain First Amendment to the Agreement and Plan of Merger, dated as of January 26, 2022 (as amended, the “Merger Agreement”) and (ii) the Parties agreed to a mutual release of all claims related to the Merger Agreement, the transactions contemplated thereby, and the lawsuit filed by the Plaintiffs against Defendants in the Delaware Court of Chancery, in each case effective upon receipt in full of the Settlement Consideration (as defined below) by the Plaintiffs.

By virtue of the termination of the Merger Agreement, the Transaction Agreements (as defined in the Merger Agreement) will terminate in accordance with their terms. Following the termination of the Merger Agreement, Dune intends to seek an alternative business combination and per its extended liquidation date approved by Dune’s stockholders on June 14, 2022, Dune has until December 22, 2023 to consummate its initial business combination.

Pursuant to the Settlement Agreement, the Defendants will pay and/or cause to be paid by their insurers $5,000,000.00 to the Plaintiffs within 15 business days of the date of the Settlement Agreement. The Settlement Agreement contains mutual releases by all Parties, for all claims known and unknown, relating and arising out of, among other things, the Merger Agreement and the transactions contemplated thereby. The Settlement Agreement acknowledges that the Parties admit no liability or wrongdoing whatsoever. The Settlement Agreement also contains a covenant not to sue and other customary terms.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Settlement Agreement, a copy of which is filed herewith and incorporated by reference herein and made a part hereof.

Item 1.02. Termination of a Material Definitive Agreement.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Merger Agreement and the other Transaction Agreements is incorporated by reference herein and made a part hereof.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Settlement Agreement and Release, dated as of December 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNE ACQUISITION CORPORATION

Date: December 30, 2022	By:	/s/ Carter Glatt
	Name:	Carter Glatt
	Title:	Chief Executive Officer

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